UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
Amendment No. 1 to

FORM 8-K
______________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2008

All State Properties Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-12895	32-0252180
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

106 Glenwood Drive South
Liverpool, NY 13090
(Address of Principal Executive Office) (Zip Code)

(315) 451-7515
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change In Registrant’s Certifying Accountant.

Previous Independent Accountants

Freeman, Buczyner & Gero

On January 1, 2007, Freeman , Buczyner & Gero (“Freeman”) who has ceased operations resigned from their position as our principal independent accountant. Their report on the financial statements for the fiscal year ended June 30, 2006 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. Our General Partner approved a change in our principal accountant on January 1, 2007.

In connection with their review of the financial statement for the fiscal year ended June 30, 2006, and in the subsequent interim period through January 1, 2007 (the date of the resignation of Freeman),  there have been no disagreements with Freeman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Freeman would have caused them to make reference thereto in their report on the financial statements.

During the fiscal year ended June 30, 2006 and the subsequent interim period  through January 1, 2007 (the date of the resignation of Freeman), there were no reportable events with us as set forth in Item 304(a)(i)(v) of Regulation S-K.

We requested that Freeman furnish us with a letter addressed to the SEC stating that they agreed with the above statements.  A copy of such letter was filed as Exhibit 16.1 to the Form 8-K filed on June 18, 2007 and incorporated herein by reference.

On January 1, 2007, we retained the services of Morrison, Brown, Argiz & Farra, LLP (“Morrison”) as our independent accountant. We did not consult with the new accountant prior to this date regarding the application of accounting principles or the type of audit that might be rendered on our financial statements or any matter that was either subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

The above statement was disclosed on the Form 8-K filed on June 18, 2007 and is incorporated herein by reference.

Morrison, Brown, Argiz & Farra, LLP

On August 25, 2008, our Board of Directors made the decision to change its auditor. Effective August 25, 2008, Morrison was dismissed as our principal independent accountant.  Morrison has been our principal independent accountant since January 1, 2007. On August 25, 2008, we engaged  Moore & Associates, Chartered (“Moore”) as our principal independent accountant to review our annual report for the year ended June 30, 2008 and to audit our financial statements for the year ended June 30, 2008 . The decision to engage Moore was ratified by a majority approval of our Board of Directors. We do not have an independent audit committee.

Other than the disclosure of uncertainty regarding our ability to continue as a going concern, Morrison’s report on our financial statement as of and for the fiscal year ended June 30, 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In their report on the financial statement for the fiscal year ended June 30, 2007, Morrison opined that Freeman had expressed an unqualified opinion in their report on the financial statement for the fiscal year ended June 30, 2006. Morrison opined that our cash in bank in the amount of $28,134 as of June 30, 2007 would be used to pay our outstanding liabilities, and we would require our partners’ contribution to pay our future liabilities. In addition, Morrison further opined that if we could not reach a satisfactory agreement with Hubei Longdan Biological Medicine Technology Co. Ltd (“Longdan”) or if we failed to receive our partners’ approval for the acquisition of Longdan, we would be dissolved. Accordingly, Morrison reported that we might not continue in business in the future.

Our Board of Directors participated in and approved the decision to change our independent accountant.

In connection with their review of the financial statement for the fiscal year ended June 30, 2007, and in the subsequent interim period through August 25, 2008 (the date of the dismissal of Morrison), other than the disclosure regarding our ability to continue as a going concern, there have been no disagreements between us and Morrison on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Morrison would have caused them to make reference thereto in their report on the financial statements.

We requested that Morrison furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as Exhibit 16.2 to this Form 8-K.

New Independent Accountant

We engaged Moore as our new independent auditor as of August 25, 2008 to review our financial statement for the fiscal year ended June 30, 2008.  Prior to such date, including the past two fiscal years and the subsequent interim period through the date of engagement (August 25, 2008), neither we nor anyone on our behalf consulted with Moore regarding (i) the application of accounting principles to a specified transaction, either contemplated or proposed; (ii) the type of audit opinion that might be rendered; or (iii) any other matter that was the subject of a disagreement between us and our former auditor as described in Item 304(a)(2)(ii) of Regulation S-K.

Neither a written report nor oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.
None

(b)	Exhibits.
	Exhibit 16.1	Letter from Freeman , Buczyner & Gero Incorporated by Reference to Exhibit 16.1 to the Form 8-k filed on June 18, 2007*
	Exhibit 16.2	Letter from Morrison, Brown, Argiz, & Farra, LLP

* Referred to and Incorporated herein by reference to the Form 8-K filed on June 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL STATE PROPERTIES HOLDINGS, INC.

Date: October 31, 2008	By:	/s/ Garry McHenry
Garry McHenry President, Chief Executive Officer, Chief Financial Officer, and Sole Director